Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report on Form 10-Q of Verecloud, Inc. (the "Company") for the three months ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, John McCawley, Chief Executive Officer of the Company, and William E. Wood III, President & Interim Principal Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ John McCawley	By:	/s/ William E. Wood III
	John McCawley		William E. Wood III
	Chief Executive Officer		President, Principle Accounting Officer, and Interim Chief Financial Officer
	November 14, 2011		November 14, 2011

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Verecloud, Inc. and will be retained by Verecloud, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.